UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008

ACROSS AMERICA REAL ESTATE CORP.
(Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 1200, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 893-1003

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to “us,” “we,” or “the Company” refer to Across America Real Estate Corp. and its subsidiaries.

Item 5.02 Departure of Principal Officer; Election of Director; Appointment of Principal Officer

Effective February 27, 2008, Ms. Ann L. Schmitt resigned from all offices at our Company, including her position as a director, to pursue another opportunity. We have appointed a replacement.

Mr. Peter Shepard is our new President and Chief Executive Officer. He has been appointed on interim basis until his successor is elected and qualified. The Board of Directors has designated a committee to negotiate his compensation package as President and Chief Executive Officer.

Mr. Shepard is the former Chief Financial Officer of GDBA Investments, LLLP, a position he assumed in 2007. GDBA Investments, LLLP is one of our major shareholders. From 2005 to 2007, Mr. Shepard was Senior Vice President & CFO of Millennium Venture Group, a Denver-based, retail real estate development company. From 2001 to 2005, he was employed by Constellation Real Technologies, a real estate-focused venture capital fund whose investors included fifteen of the largest REIT’s and other institutional real estate owners. At Constellation Real Technologies, he assumed the role of Executive Director with overall responsibilities for the Fund. Earlier in his career, he was engaged in investing over $150 million in real estate debt and equity with GE Capital Real Estate, AMRESCO, and Boston Financial Group. Mr. Shepard has a Masters in Real Estate Development from MIT, a Juris Doctor from Cornell Law School, and a Bachelor of Arts from New York University.

Item 9.01 Exhibit; Resignation Letter

[Letterhead]

February 27, 2008

The Board of Directors
Across America Real Estate Corp.

Gentlemen;

Effective immediately, I resign from all offices including my position as a director of Across America Real Estate Corp. I am pursuing another opportunity.

I wish the directors and the Company the best success in the future.

Sincerely,

/s/

Ann L. Schmitt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2008		Across America Real Estate Corp
	By:	/s/ Peter Shepard

Peter Shepard Chief Executive Officer